Exhibit 4.1

AMENDMENT TO

WARRANT TO PURCHASE COMMON STOCK

This Amendment (this “Amendment”) to Warrant to Purchase Common Stock (the “Warrant”), is made and entered into effective as of the Expiration Date (as defined in this Amendment), by and between Cryoport, Inc., a Nevada corporation (the “Company”), and the undersigned (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Warrant.

WHEREAS, the Company offered to amend (the “Offer”), upon the terms and subject to the conditions set forth in that certain Offer to Amend and Exercise Warrants to Purchase Common Stock, dated March 3, 2016, a copy of which has been delivered to the Holder (the “Offer to Amend and Exercise”), certain outstanding warrants of the Company, including the Warrant.

WHEREAS, Holder elected to participate in the Offer to amend the Warrant with respect to such number of shares of the Company’s common stock as specified in the Holder’s validly delivered Election to Consent, Participate and Exercise Warrant form, as adjusted by any pro rata reduction as set forth in Section 4 “Maximum Number of Elected Shares Which may be Issued” of the Offer to Amend and Exercise (the “Warrant Shares” or the “Shares”).

WHEREAS, if the number of Warrant Shares is less than all of the shares of common stock issuable upon exercise of the Warrant (without giving any effect to this Amendment), then the Company is separately issuing the Holder a new warrant to purchase common stock with the same terms as the Warrant (without giving any effect to this Amendment), representing a warrant to purchase the number of shares of common stock in excess of the Warrant Shares.

WHEREAS, the Company and the Holder desire to amend the Warrant as set forth herein with respect to the number of Warrant Shares.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.          Amendment. This Amendment shall amend the Warrant solely with respect to the number of Elected Shares, subject to any pro rata reduction as set forth in Section 4 “Maximum Number of Elected Shares Which may be Issued” of the Offer to Amend and Exercise. The Warrant is hereby amended to provide that the number of shares that Holder has the right to purchase from the Company pursuant to the Warrant is now equal to the number of Warrant Shares.

2.          Term. The definition of “Term” as used in the Warrant is hereby deleted and replaced in its entirety with the following:

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“The term of this Warrant (the “Term”) begins on the date this Warrant is originally issued and the rights under this Warrant expire at 9:00 p.m., Pacific Time on March 30, 2016, as may be extended by the Company in its sole discretion but in all cases contemporaneous with any extension of the expiration date of the Offer to Amend and Exercise Warrants to Purchase Common Stock dated March 3, 2016 (the “Offer to Amend and Exercise”).”

3.          Exercise Period. All references to “Exercise Period” are hereby deleted and replaced with the “Term”.

4.          Exercise. Section 2 of the Warrant is hereby deleted and replaced in its entirety with the following:

“2.          Exercise.

(f)          Manner and Date of Exercise. The purchase rights represented by this Warrant shall be deemed exercised by delivery before the end of the Term, of all of the following: (i) a signed copy of the Election to Consent, Participate and Exercise Warrant, (ii) a signed copy of an Accredited Investor Representation (in the form required by the Election to Consent, Participate and Exercise Warrant), (iii) a signed copy of a selling stockholder questionnaire (in the form required by the Election to Consent, Participate and Exercise Warrant), (iv) the original copy of this Warrant (or an Affidavit of Loss and Indemnification Agreement in the form required by the Election to Consent, Participate and Exercise Warrant) for cancellation, and (v) cash in the amount equal to $1.25 per share multiplied by the number of Warrant Shares (collectively, the “Acceptance and Exercise Documents”). The cash shall be tendered in the form of either a check payable to Fidelity Bank (the “Escrow Agent”), as Escrow Agent for the Company, or by wire transfer to the Escrow Agent, as set forth in the Election to Consent, Participate and Exercise Warrant. Each of the Acceptance and Exercise Documents must be properly delivered, before the end of the Term to: Cryoport, Inc., 17305 Daimler Street, Irvine, California 92614, Attn: Robert Stefanovich; Facsimile: (949) 544-8815, or via email to stockadministrator@cryoport.com (or in the case of the cash exercise price, pursuant to the wire or check delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant) (such delivery of the Acceptance and Exercise Documents and the cash exercise price hereinafter called the “Exercise” of this Warrant), provided, however, that the original copy of the Warrant must be mailed or physically delivered to the Company, but the Company will accept delivery of the other Acceptance and Exercise Documents via facsimile or via email. This Amendment shall be deemed ineffective and null and void if all of the Acceptance and Exercise Documents are not delivered in accordance herewith prior to the end of the Term.

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(g)          Delivery of Common Stock Upon Exercise. Upon the exercise of this Warrant in compliance with the provisions of Section 2(a) hereof (the “Date of Exercise”), the Company shall promptly issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of Warrant Shares issuable upon such exercise (the “Exercise Shares”). The rights under this Warrant may not be exercised in part. The exercise of this Warrant will be effective at the expiration of the Offer to Amend and Exercise at 9:00 p.m., Pacific Time, at the expiration of the Term.

(h)          Restrictive Legend. The Holder understands that the Exercise Shares will be issued pursuant to a claimed exemption from registration under the Securities Act and thus, until such time as this Warrant and the Exercise Shares have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 under the Securities Act, the certificate for the Exercise Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order will be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”

(i)          Cancellation of Warrant. This Warrant shall be canceled upon the full Exercise of this Warrant.

(j)          Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon Exercise of this Warrant.”

5.          Payment of Warrant Exercise Price. Section 3 of the Warrant is hereby deleted and replaced in its entirety with the following:

“3.          Payment of Warrant Exercise Price.

(a) Exercise Price. The Exercise Price (“Exercise Price”) shall equal $1.25 per share. Payment of the Exercise Price may be made in the form of a check or by wire transfer.”

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6.          Registration Rights.

(a)          Section 4(b) of the Warrant is hereby deleted and replaced in its entirety with the following:

“(b)          Registrable Securities. The Exercise Shares have registration rights pursuant to the rights and obligations set forth on Exhibit A to this Warrant.”

(b)          The Warrant is hereby amended by deleting all references therein to the Registration Rights Agreement and substituting therefor the registration rights granted pursuant to Section 4(b) of the Warrant.

7.          Exhibit A. The Warrant is hereby amended by deleting the existing Exhibit A in its entirety and replacing it with Exhibit A to this Amendment.

8.          Adjustments to Exercise Price; Events of Failure; Default; Holder’s Early Termination. Sections 5, 10, 11, and 12 of the Warrant are each hereby deleted in their entirety.

9.          Lock-Up Period. The Warrant is hereby amended by adding a new Section 17 as follows:

“17.         Lock-Up Period.

(a)          Lock-Up Restrictions. The Holder agrees not to sell, make any Short Sale (as defined below) of, loan, pledge, grant any option for the purchase of, or otherwise dispose of any of the Warrant Shares issuable upon the exercise of this Warrant without the prior written consent of the Company for a period of sixty (60) days after the end of the Term (the “Lock-Up Period”). For the avoidance of doubt, the Holder may transfer during the Lock-Up Period any such Warrant Shares to any of its Affiliates in accordance with Section 8, provided that such Affiliate(s) agree to be bound by the same lock up restrictions.

(b)          Stop-Transfer Instructions. In order to enforce this Section 17, the Company may impose stop-transfer instructions with respect to the Warrant Shares of the Holder (and the shares of every other holder subject to the restrictions in this Section 17).”

10.         Short Sales. The Warrant is hereby amended by adding a new Section 18 as follows:

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“18. Short Sales.

Until the expiration of the Lock-Up Period, other than with respect to the transactions contemplated herein, neither the Holder nor any Affiliate of Holder which (a) had knowledge of the transactions contemplated hereby, (b) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the shares and warrants, and (c) is subject to such Holder’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) will directly or indirectly, alone or with any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (collectively “Persons”), acting on behalf of or pursuant to any understanding with such Holder or Trading Affiliate, effect or agree to effect any Short Sales (as defined below) involving the Company’s shares of common stock or other securities of the Company. Notwithstanding the foregoing, in the case of a Holder and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Holder’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Holder’s or Trading Affiliate’s assets, the covenants set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the transactions contemplated by this Warrant. For purposes hereof, “Short Sale” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements (including on a total return basis), or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers.”

11.         Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

12.         Governing Law. This Amendment will be governed by and construed under the laws of the State of New York pursuant to the terms of Section 14 of the Warrant.

13.         Continued Validity. Except as otherwise expressly provided herein, the Warrant shall remain in full force and effect.

14.         Approval of Amendment; No Execution Required. By the Holder’s execution and delivery of an Election to Consent, Participate and Exercise Warrant electing therein to participate in the Offer to Amend and Exercise together with the other Acceptance and Exercise Documents in accordance with the terms of the Offer to Amend and Exercise, each of the Company and the Holder shall be deemed to have authorized, approved and executed this Amendment.

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EXHIBIT A

REGISTRATION RIGHTS

1.          Definitions. For purposes of this Exhibit A, capitalized terms used herein but not otherwise defined shall have the meaning given to them in the Warrant, as amended, and the following terms shall have the meanings given them:

(a)	“Common Stock” means the common stock, par value $0.001 per share, of the Company, or shares or other equity interests of the Company issued in exchange for or otherwise in connection with the exercise of the Warrants.

(b)	“Damages” means any loss, damage, or liability to which a party hereto may become subject under the 1933 Act, the 1934 Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the 1933 Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the 1933 Act, the 1934 Act, or any state securities law.

(c)	“Form S-1” means such form under the 1933 Act as in effect on the date hereof or any successor registration form under the 1933 Act subsequently adopted by the SEC.

(d)	“Holder” means any holder of Registrable Securities who executes and delivers an Election to Consent, Participate and Exercise Warrant electing therein to participate in the Offer to Amend and Exercise together with the other Acceptance and Exercise Documents in accordance with the terms of the Offer to Amend and Exercise.

(e)	“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

(f)	“Registrable Securities” means the Exercise Shares.

(g)	“Rule 144” means Rule 144 promulgated by the SEC under the 1933 Act.

(h)	“SEC” means the Securities and Exchange Commission.

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(i)	“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(j)	“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.          Registration Rights. The Company covenants and agrees as follows:

(a)	Registration Statement. On or before June 30, 2016 (the “Filing Date”), the Company shall prepare and file with the SEC a Registration Statement on Form S-1 covering the resale of the Registrable Securities. Subject to any SEC comments, the registration statement filed pursuant to this Section 2(a) shall include the plan of distribution attached hereto as Appendix A. Such registration statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends, or similar transactions with respect to the Registrable Securities to which such registration statement relates. The expenses (other than discounts, concessions, commissions and similar selling expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2(d). In the event that the Company fails to file such registration statement by the Filing Date, then for each month following the Filing Date that the Company has not filed such registration statement, the Company shall issue Holder, as liquidated damages and not a penalty, one share of common stock for every one hundred Registrable Shares then held by such Holder; provided, however, the Company shall only be liable to issue such shares for the first three months following the Filing Date and the Company shall not be liable if any such delay is due to such Holder’s failure to promptly provide on request by the Company any information required by this Agreement or the provision of inaccurate or incomplete information by such Holder.

(b)	Obligations of the Company. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities, and pursuant thereto the Company shall, as expeditiously as reasonably possible:

(1)	prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement effective until the latter to occur of (i) the expiration of twelve months or, if earlier, such time that the distribution contemplated by the registration statement has been completed or (ii) such time that the Registrable Securities may be resold by the Holder without restriction under Rule 144;

(2)	prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the 1933 Act in order to enable the disposition of all securities covered by such registration statement;

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(3)	furnish to the selling Holder such numbers of copies of a prospectus, including a preliminary prospectus, as required by the 1933 Act, and such other documents as the Holder may reasonably request in order to facilitate their disposition of their Registrable Securities;

(4)	use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holder; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act;

(5)	use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(6)	provide a transfer agent and registrar for all Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(7)	notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(c)	Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

(d)	Expenses of Registration. All expenses incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company, shall be borne and paid by the Company. All discounts, concessions, commissions and similar selling expenses relating to Registrable Securities shall be borne and paid by the selling Holder incurring such expenses.

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(e)          Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(1)	To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the 1933 Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2(e)(i) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(2)	To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the 1933 Act, legal counsel and accountants for the Company, any underwriter (as defined in the 1933 Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay, severally and not jointly, to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2(e)(ii) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

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(3)	Promptly after receipt by an indemnified party under this Section 2(e) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2(e) give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2(e) unless such failure actually and materially prejudices the indemnifying party’s ability to defend such action.

(4)	Notwithstanding anything else herein to the contrary, the foregoing indemnity agreements of the Company and the selling Holders are subject to the condition that, insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the 1933 Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the 1933 Act.

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(5)	To provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2(e) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2(e) provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any party hereto for which indemnification is provided under this Section 2(e) then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(6)	The obligations of the Company and Holders under this Section 2(e) shall survive the completion of any offering of Registrable Securities in a registration under Section 2, and otherwise shall survive any termination of this Amendment.

(f)	Obligations of the Holders. Each Holder shall furnish to the Company a Selling Stockholder Questionnaire in the form attached as an exhibit to the Offer to Amend and Exercise (the “Selling Stockholder Questionnaire”) and shall furnish in writing to the Company such additional information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request. The Holders shall provide such information to the Company at or prior to expiration of the Term. The Holders, by their acceptance of the Registrable Securities, agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a registration statement hereunder.

(g)	Termination of Registration Statement. The Company’s obligation to maintain the effectiveness of the registration statement filed pursuant to Section 2(a) shall terminate upon such time that the Registrable Securities may be resold by all Holders without restriction under Rule 144 (as amended from time to time).

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Appendix A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

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The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledges, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, broker-dealers, or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

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To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

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